UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023 (January 29, 2023)

Corebridge Financial, Inc.
 (Exact name of Registrant as Specified in Its Charter)

Delaware	001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower, Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2023, Mark Lyons resigned as a member of the Corebridge Financial, Inc. (the “Company”) Board of Directors (the “Board”), effective as of January 30, 2023, in connection with his termination of employment as American International Group, Inc. (“AIG”) Interim Chief Financial Officer and Executive Vice President, Global Chief Actuary and Head of Portfolio Management.

Mr. Lyons served as a member of the Board pursuant to a separation agreement between the Company and AIG under which AIG has the right to designate members of the Board, subject to maintaining specified ownership requirements.  Mr. Lyons has been replaced in this capacity by Sabra Purtill, AIG Interim Chief Financial Officer, who became a member of the Board on January 30, 2023.  See the Company’s prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 16, 2022 and Form 10-Q filed with the SEC on November 9, 2022 for information regarding the Company’s related party transactions with AIG.

Item 8.01	Other Events

Sabra Purtill has resigned from her role as the Company’s Chief Investment Officer in connection with her appointment as AIG Interim Chief Financial Officer effective January 25, 2023.  Her responsibilities have been reallocated to Elias Habayeb, the Company’s Chief Financial Officer, on an interim basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corebridge Financial, Inc.

Date:	January 31, 2023	By:	/s/ Christina Banthin
Name: Christina Banthin
Title: Chief Corporate Counsel and Corporate Secretary